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                                                                    EXHIBIT 21.1


                SUBSIDIARIES OF CENTURY MAINTENANCE SUPPLY, INC.

(1) Name and jurisdiction of incorporation or organization of each subsidiary of Century Maintenance Supply, Inc. and the names under which the subsidiaries do business, if different:

     Century Air Supply, Inc.                                Texas
     Century Air Services, Inc.                              Texas
     Century Maintenance Supply, Inc.                        Texas
     Century Maintenance Supply (AZ) Inc.                    Texas
     Century Maintenance Supply (CO) Inc.                    Texas
     Century Maintenance Supply - DAL, Inc.                  Texas
     Century Maintenance Supply (FL) Inc.                    Texas
     Century Maintenance Supply (GA), Inc.                   Texas
     Century Maintenance Supply - KS, Inc.                   Texas
     Century Maintenance Supply (MD) Inc.                    Texas
     Century Maintenance Supply - MO, Inc.                   Texas
     Century Maintenance Supply (NC) Inc.                    Texas
     Century Maintenance Supply (N CA) Inc.                  Texas
     Century Maintenance Supply (NV) Inc.                    Texas
     Century Maintenance Supply - S. Cal., Inc.              Texas
     Century Maintenance Supply - TN, Inc.                   Texas
     Century Maintenance Supply (TX), Inc.                   Delaware
     Century Maintenance Supply (WA) Inc.                    Texas
     Fairview Wholesale Supply, Inc.                         Illinois
     Nationwide Apartment Supply, Inc.
     d.b.a. Century Maintenance Supply, Inc.                 Delaware